United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2024

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33203

Delaware	43-1930755
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

701 Poyntz

Manhattan, Kansas 66502

(Address of principal executive offices, including zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LARK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 24, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Landmark Bancorp, Inc. (the “Company”), the Board increased its size to eleven directors and appointed Mark J. Kohlrus to the newly-created seat, effective immediately. Mr. Kohlrus was appointed as a Class II director and his initial term will expire at the annual stockholder meeting in 2024. The Board expects to nominate Mr. Kohlrus for election to serve for an additional term of three years.

Mark J. Kohlrus, age 64, is currently a self-employed financial consultant and has served as a director of the Landmark National Bank since 2023. Mr. Kohlrus served as Senior Vice-President of The Brink’s Company (NYSE: BCO) and the Chief Operating Officer of Balance Innovations, a Brink’s division, from June 2019 through his retirement in March 2023. Prior to its acquisition by Brink’s, Mr. Kohlrus was the Chief Financial Officer of Balance Innovations, LLC from 2006 to 2019. Mr. Kohlrus also served as Chief Operating Officer of BV Solutions Group, Inc. from 2000 to 2005, and Chief Financial Officer of NovaStar Financial, Inc. (NYSE: NFI) from 1996 to 2000. Mr. Kohlrus was a certified public accountant with KPMG from 1982 to 1996, where he had extensive experience in the banking industry and with public companies. Mr. Kohlrus has a Bachelor of Science degree in accounting from Kansas State University. He served on the Kansas State Accounting Advisory Council for over 20 years and as a College of Business Executive Mentor for 10 years.

The Board has determined that Mr. Kohlrus is an independent director under the applicable listing standards of the Nasdaq Stock Market. The Board also has appointed Mr. Kohlrus to serve on the Audit Committee and has named him as an audit committee financial expert. This designation is based upon his experience as a certified public accountant with a major accounting firm, his experience as the Chief Financial Officer of a public company and his more recent experience as a Senior Vice-President of a publicly traded company. There are no arrangements or understandings between Mr. Kohlrus and any other person pursuant to which he was appointed to serve on the Board. There are no transactions in which the Company is a party and in which the newly appointed director has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2024	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Chief Financial Officer